Exhibit 99.1

Local Corporation Announces 2012 Annual Meeting Results

IRVINE, Calif., Aug. 7, 2012 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced the results of its 2012 Annual Meeting of Stockholders. The meeting was held earlier today in Costa Mesa, Calif.

At the meeting, Local Corporation stockholders elected John E. Rehfeld as a Class II member of the company’s Board of Directors for a three-year term expiring in 2015.

Stockholders also ratified the appointment of BDO USA, LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2012; approved the amendment to the company’s 2011 Omnibus Incentive Plan; and approved the advisory vote on executive compensation.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Local Corporation is a registered trade name of Local.com Corporation.

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Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

Investor Relations Contact:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com